UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2009
Citizens Republic Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 23, 2009, Citizens Republic Bancorp, Inc. (the “Corporation”) received a notice from The Nasdaq Stock Market stating that the minimum bid price of the Corporation’s common stock was below $1.00 per share for 30 consecutive business days and that the Corporation was therefore not in compliance with Nasdaq Marketplace Rule 5450(a)(1).
The notification letter has no effect at this time on the listing of the Corporation’s common stock on The Nasdaq Global Select Market. The Corporation’s common stock will continue to trade on The Nasdaq Global Select Market under the symbol CRBC.
The notification letter states that the Corporation will be afforded 180 calendar days, or until March 22, 2010, to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of the Corporation’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days.
If the Corporation does not regain compliance by March 22, 2010, Nasdaq will provide written notification to the Corporation that the Corporation’s common stock will be delisted. At that time, the Corporation may appeal Nasdaq’s delisting determination to a Nasdaq listing qualifications hearings panel. Alternatively, the Corporation could apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 5505. If the Corporation were to elect to apply for such transfer and if it satisfies the applicable requirements and its application is approved, the Corporation would have an additional 180 days to regain compliance with the minimum bid price rule while listed on the Nasdaq Capital Market.
The Corporation intends to actively monitor the bid price for its common stock between now and March 22, 2010, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

Item 8.01.	Other Events
On September 25, 2009, the Corporation issued a press release announcing the receipt of the notice from Nasdaq. A copy of the press release is attached hereto and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits.

Exhibit 99.1	Press Release, dated September 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary
Date: September 25, 2009

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated September 25, 2009.